                              Filed Under Rule 424 (b)(3)
                              Registration Statement No. 33-54359

        SUPPLEMENT NO. 61 TO PROSPECTUS DATED JULY 7, 1994
                 (AS SUPPLEMENTED JULY 14, 1994)

AT&T CAPITAL CORPORATION

Medium Term Notes, Series 2

Due Nine Months or More From Date of Issue.

Issue Price: 100%
  (as a percent of principal amount)



                  Fixed and Floating Rate Notes

                                                  Interest Rate
Range of Maturities                                 Per Annum
-------------------                               -------------

From 9 months to less than 1 year ................... Float%

INITIAL FIXING DATE:          10/16/95

INITIAL PAYMENT DATE:         11/20/95

MATURITY DATE:                10/18/96

DAYCOUNT:                     ACTUAL/360

INDEX:                        LIBOR + 0.05%

SOURCE:                       TELERATE p. 3750

RESET FREQUENCY:              MONTHLY

PAYMENT FREQUENCY:            MONTHLY

PAYMENT:                      NOV. 20, 1995, DEC. 18, 1995, JAN.
                              18, 1996, FEB. 20, 1996, MARCH 20,
                              1996, APRIL 18, 1996, MAY 20, 1996,
                              JUNE 18, 1996, JULY 18, 1996,
                              AUGUST 19, 1996, SEPT. 18, 1996,
                              AND MATURITY

INTEREST DETERMINATION:       MONTHLY RESET, PAID
                              MONTHLY - SOURCE: TELERATE p. 3750,
                              2 N.Y.
                              BUSINESS DAY RIOR TO PERIOD END
                              DATES

Redemption:                   NON-CALL LIFE

Date of Sale: October 13, 1995